Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100641), Form S-4 (Nos. 333-58036 and 333-100639), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815, 333-37338, 333-75362, 333-110102 and 333-126888) of Masco Corporation of our report dated February 27, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 27, 2007